Exhibit 10.1

AGREEMENT

THIS AGREEMENT (the "Agreement"), made and entered into as of this 26th day of January, 2012, by and between Direct JV Investments Inc., wholly owned subsidiary of FOREX INTERNATIONAL TRADING CORP –(hereinafter "FIT") and Vulcan Oil & Gas Inc. (hereinafter "Vulcan”")

WHEREAS:                                Vulcan is in the business of  energy as well as green energy and solar projects;

WHEREAS:                                FIT is interested to provide certain financing from time to time to specific projects presented by Vulcan;

IT IS HEREBY AGREED BY THE PARTIES AS FOLLOWING:

ARTICLE I

GENERAL PROVISIONS

1.01
Vulcan will present to FIT each transaction that it would like to cooperate. The transaction’s documents will include the name of project, name of end user, size of power, budget, equipment cost and every financial aspect and breakdown of the project.

1.02	FIT will provide Vulcan its response if this transaction is something FIT is willing to enter into. (the “Approved Project”)

1.03
If this answer is positive and the project is approved by FIT, the parties will calculate the amount of grants and/or rebates that should be paid in the specific transaction and its expected payment terms.

1.04	A typical approved transaction will be done with a Pre-Paid Lease (PPL).

1.05
The rebates will be calculated by the parties as following: 20% of the size of the system, multiply by the specific rate of the utility company (rates vary between the companies – current rates: DWP: $1.65 Edison: $0.65). The grants will be calculated as 20% of the size of the system, multiplied by $1.95 for residential projects.

1.06	For every Approved Project, Vulcan will request from the Solar Company to issue the grant and the rebate to the name of Vulcan as an exclusive payee to be paid within timeframe of 3 to 4 months.

1.08
As soon as the certificate is available, Vulcan will buy these grants (with recourse), rebate and the certificate from the Solar Company to become the exclusive owner of such certificate. FIT will become a joint owner together with Vulcan on these certificates.

1.09
Within 24 hours from getting the certificate, FIT will provide Vulcan the full amount required to purchase these certificates and Vulcan will buy these certificate from the Solar Company and will provide to the Solar Company the amount of the certificate less 10% as the amount to be paid to buy these certificate in full.

1.10
After the certificate will be paid by the official bodies and if this payment is provided to Vulcan less than 4 months, Vulcan will provide the Solar Company with an aggregate credit of 10% to be apporptioned 2.5% per month for 4 months.

1.11	In the event that a certificate paid with other amount specified on the issued certificate, the Solar Company will pay the difference to Vulcan and vice versa.

1.12	Term of the Agreement. This Agreement shall commence on the date first above written and shall continue until the parties terminate it in writing.

ARTICLE II

OBLIGATIONS OF THE PARTIES

Vulcan is responsible for all management, marketing operations and decisions under this Agreement and will be compensated for providing various services out of its portion of the profit allocations. FIT will invest the needed funds to provide the actual investment for each project.

ARTICLE III

ALLOCATIONS

3.01 Profits, losses and other allocations deriving from each transaction or investment per the terms of the Approved Transaction shall be allocated as follows at the conclusion of each fiscal year:

Vulcan – 60%
FIT- 40%

ARTICLE IV

RIGHTS AND DUTIES OF THE PARTIES

5.01 Business. Vulcan’s representatives shall have full, exclusive and complete authority and discretion in the management and control of the business for the purposes herein stated and shall make all decisions affecting the business under this Agreement; provided, however, FIT shall be responsible for designating Approved Projects. As such, any action taken shall constitute the act of, and serve to bind, the parties. Vulcan shall manage and control the affairs under this Agreement to the best of its ability and shall use its best efforts to carry out the business under this Agreement.

ARTICLE V

AGREEMENTS WITH THIRD PARTIES AND

WITH AFFILIATES OF THE PARTIES

5.01 Validity of Transactions. Affiliates of the parties to this Agreement may be engaged to perform services under this Agreement. The validity of any transaction, agreement or payment involving the arrangment set forth in this Agreement and any Affiliates of the parties to this Agreement otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between them and such Affiliates or the approval of said transactions, agreement or payment.  An Affiliate of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.

5.02 Other Business of the Parties to this Agreement. The parties to this Agreement and their respective Affiliates may have interests in businesses other than this Agreement. The parties under this Agreement shall not have the right to the income or proceeds derived from such other business interests and, even if they are competitive with this Agreement, such business interests shall not be deemed wrongful or improper.

ARTICLE VI

INDEMNIFICATION

The parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interests of this Agreement and such course of conduct did not constitute negligence or misconduct. The parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Joint Venture.

ARTICLE VII

DISSOLUTION

7.01 Dissolution. This Agreement shall be dissolved upon the happening of any of the following events:

(a) The adjudication of bankruptcy, filing of a petition pursuant to a Chapter of the Federal Bankruptcy Act, withdrawal, removal or insolvency of either of the parties.

(b) The sale or other disposition, not including an exchange of all, or substantially all, of the assets held under this Agreement.

(c) Mutual agreement of the parties.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.01 Books and Records. Each of the parties shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Joint Venture.

8.02 Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

8.03 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions or warranties among the parties other than those set forth herein provided for.

8.04 Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

8.05 Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

8.06 Applicable Law and Venue. This Agreement shall be construed and enforced under the laws of the State of California.

8.07 Other Instruments. The parties hereto covenant and agree that they will execute each such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

8.08 The parties acknowledge that FIT is a fully reporting entity, and as such, this agreement will be disclosed by filling the needed report with the United States Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. Signed, sealed and delivered in the presence of:

DIRECT JV INVESTMENTS INC		VULCAN OIL & GAS INC

By:	/s/ Liat Franco	By:	/s/ Ilan Kenig
	Name: Liat Franco		Name: Ilan Kenig
	Title: FIT CEO		Title: CEO

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